EXHIBIT 5.01

                              OPINION RE: LEGALITY


                                 March 23, 1998



European Micro Holdings, Inc.
4073 N.W. 167th Street, Unit C-25
Miami, Florida  33015


                  RE:      EUROPEAN MICRO HOLDINGS, INC.
                           REGISTRATION STATEMENT ON FORM S-1
                           FILE NO. 333-44393 (THE "REGISTRATION STATEMENT") OPINION RE: LEGALITY

Gentlemen:

                  We have acted as counsel to European Micro Holdings, Inc., a Nevada corporation (the "CORPORATION"), in connection with the preparation of the above-referenced Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 1,100,000 shares of the Corporation's Common Stock, par value $0.01 per share (the "COMMON STOCK"), including:

                  1. up to 1,000,000 shares of Common Stock to be sold by the Corporation to the public in a best efforts underwriting; and

                  2. up to 100,000 shares of Common Stock to be sold by John B. Gallagher and Harry D. Shields (the "SHAREHOLDERS") to the public in a best efforts underwriting.

                  We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act for filing as Exhibit
5.01 to the Registration Statement.


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European Micro Holdings, Inc.
March 23, 1998
Page 2



                  We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Corporation and the Shareholders to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

                                               Very truly yours,

                                               /s/ Kirkpatrick & Lockhart LLP